===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          MIRAGE RESORTS, INCORPORATED
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                         MIRAGE RESORTS, INCORPORATED

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          To Be Held on June 9, 1999

                               ----------------

  The Annual Meeting of Stockholders (the "Meeting") of Mirage Resorts, Incorporated (the "Company") will be held at Bellagio, 3600 Las Vegas Boulevard South, Las Vegas, Nevada on Wednesday, June 9, 1999, at 1:00 P.M., for the following purposes:

  1. To elect two directors for the term set forth in the accompanying Proxy Statement;

  2. To approve the 1999 Cash Bonus Plan;

  3. To approve a proposed amendment to the Company's Articles of Incorporation in order to comply with the New Jersey Casino Control Act;

  4. To ratify the appointment of Arthur Andersen LLP as the Company's independent accountants for 1999; and

  5. To transact such other business as may properly come before the Meeting and any adjournments thereof.

  Pursuant to the Bylaws of the Company, the Board of Directors has fixed the time and date for the determination of stockholders entitled to notice of and to vote at the Meeting as the close of business on April 12, 1999. Accordingly, only stockholders of record on such date and at such time will be entitled to vote at the Meeting, notwithstanding any transfer of stock on the books of the Company thereafter.

  Whether or not you expect to attend the Meeting in person, please date and sign the accompanying Proxy card and return it promptly to American Stock Transfer & Trust Company in the envelope enclosed for that purpose. Alternatively, you may vote via toll-free telephone call or the Internet by following the instructions on the back of the Proxy card.

                                          BRUCE A. LEVIN
                                             Secretary

Las Vegas, Nevada
April 21, 1999

                         MIRAGE RESORTS, INCORPORATED
                        3600 Las Vegas Boulevard South
                            Las Vegas, Nevada 89109

                                April 21, 1999

                               ----------------

                                PROXY STATEMENT

  The accompanying Proxy is solicited by and on behalf of the Board of Directors of Mirage Resorts, Incorporated (the "Company") for use only at the Company's Annual Meeting of Stockholders (the "Meeting") to be held on June 9, 1999, and at any and all adjournments thereof. Unless the accompanying Proxy has been previously revoked, the shares represented by the Proxy will, unless otherwise directed, be voted at the Meeting for the nominees for election as directors named below, for approval of the 1999 Cash Bonus Plan (the "1999 Bonus Plan"), for approval of the amendment to the Company's Articles of Incorporation, for ratification of the appointment of Arthur Andersen LLP as the Company's independent accountants for 1999 and, with discretion, on all other matters that may properly come before the Meeting. A stockholder may revoke the Proxy at will at any time prior to the voting of shares by voting in person at the Meeting or by filing with the Secretary of the Company a duly executed Proxy bearing a later date or an instrument revoking the Proxy. The total cost of solicitation of Proxies will be paid by the Company.

  In addition to soliciting Proxies by mail, the Company's officers, directors and other regular employees, without additional compensation, may solicit Proxies personally or by other appropriate means. It is anticipated that banks, brokerage firms, fiduciaries and other custodians and nominees will forward Proxy soliciting material to their principals and that the Company will reimburse such persons' out-of-pocket expenses.

  It is anticipated that this Proxy Statement and accompanying Proxy will first be mailed to stockholders on or about April 30, 1999.

                                 VOTING RIGHTS

  Holders of the Company's common stock, $.004 par value (the "Common Stock"), of record as of the close of business on April 12, 1999, will be entitled to one vote for each share held on all matters presented to the Meeting. On April 12, 1999, there were outstanding 181,452,141 shares of Common Stock, which constituted all of the outstanding voting securities of the Company. A majority of the outstanding shares of Common Stock represented in person or by proxy will constitute a quorum for the transaction of business at the Meeting. Abstentions and broker non-votes will be counted as shares that are present for purposes of determining the presence of a quorum. There will be no cumulative voting for members of the Board of Directors. The two nominees who receive the greatest number of votes cast will be elected to the Board of Directors. Approval of the 1999 Bonus Plan and ratification of the appointment of the independent accountants each requires the affirmative vote of the holders of a majority of the shares of Common Stock represented at the Meeting and actually voting on the matter (without giving effect to abstentions or broker non-votes). Approval of the amendment to the Articles of Incorporation requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock (thus, abstentions and broker non-votes will have the effect of a vote against approval of the amendment). Under the rules of the New York Stock Exchange (the "NYSE"), the election of directors, approval of the 1999 Bonus Plan and ratification of the appointment of the independent accountants are considered by the NYSE to be "routine" items upon which brokerage firms may vote in their discretion on behalf of their customers if such customers have not furnished voting instructions within a specified period prior to the Meeting.

             STOCK OWNERSHIP OF MAJOR STOCKHOLDERS AND MANAGEMENT

  The following table sets forth certain information as of March 31, 1999 with respect to the "beneficial" ownership, as such term is defined in the Rules of the Securities and Exchange Commission (the "Commission"), of the Common Stock by (i) each person who, to the knowledge of the Company, beneficially owned more than 5% of the outstanding Common Stock, (ii) each director of the Company, (iii) the Company's Chief Executive Officer and the four other highest compensated executive officers of the Company during 1998 (collectively, the "Named Officers") and (iv) all directors and executive officers of the Company as a group.

                                                                 Approximate
                                                                Percentage of
                                                 Number of       Outstanding
                        Name                       Shares       Common Stock
                        ----                     ----------     -------------
     Stephen A. Wynn
      P.O. Box 7700
      Las Vegas, NV 89177                        23,511,531(1)      12.1%
     J. P. Morgan & Co. Incorporated
      60 Wall Street
      New York, NY 10260                         17,420,478(2)       9.6%
     The TCW Group, Inc.
      865 South Figueroa Street
      Los Angeles, CA 90017                      11,646,206(3)       6.4%
     Capital Research and Management Company
      333 South Hope Street
      Los Angeles, CA 90071                      10,740,000(4)       5.9%
     State Street Research & Management Company
      One Financial Center, 30th Floor
      Boston, MA 02111                            9,135,000(5)       5.0%
     Melvin B. Wolzinger                          3,166,314(6)       1.7%
     Daniel B. Wayson                               526,740(7)         *
     Elaine P. Wynn                                 252,990(8)         *
     George J. Mason                                186,490(9)         *
     Richard D. Bronson                             475,000(10)        *
     Ronald M. Popeil                                75,331(11)        *
     Barry A. Shier                                 756,290(12)        *
     Bruce A. Levin                                 167,500(13)        *
     Daniel R. Lee                                  899,700(14)        *
     Frank P. Visconti                              300,000(15)        *
     All directors and executive officers
      as a group (14 persons)                    30,538,214(16)     15.5%

---------------------
  * Less than 1%.

 (1) Includes 12,849,367 shares subject to options which are currently exercisable or become exercisable within 60 days of March 31, 1999. Does not include shares beneficially owned by Elaine P. Wynn, Mr. Wynn's wife, as separate property, as to which shares Mr. Wynn disclaims beneficial ownership.

 (2) Represents shares beneficially owned as of December 31, 1998, based on a
     Schedule 13G filed with the Commission on February 23, 1999. Such
     Schedule 13G states that J.P. Morgan & Co. Incorporated and certain subsidiaries have sole dispositive power as to 17,412,208 of such shares, shared dispositive power as to 4,170 of such shares, sole voting power as to 13,808,128 of such shares and shared voting power as to 3,000 of such shares.

 (3) Represents shares beneficially owned as of December 31, 1998, based on a
     Schedule 13G, dated February 12, 1999, filed with the Commission. Such
     Schedule 13G states that certain subsidiaries and affiliates of The TCW Group, Inc. share dispositive and voting power as to all of such shares.

 (4) Represents shares beneficially owned as of December 31, 1998, based on a
     Schedule 13G, dated February 8, 1999, filed with the Commission. Such
     Schedule 13G states that Capital Research and Management Company has sole dispositive power and no voting power as to all of such shares.

 (5) Represents shares beneficially owned as of December 31, 1998, based on a
     Schedule 13G, dated February 11, 1999, filed with the Commission. Such
     Schedule 13G states that State Street Research & Management Company has sole dispositive power as to all of such shares and sole voting power as to 8,787,800 of such shares.

 (6) Includes 2,603,630 shares held by a family trust of which Mr. Wolzinger and his wife serve as trustees and 476,664 shares held by limited partnerships of which such trust is the general partner and a limited partner. Mr. Wolzinger disclaims beneficial ownership of the shares held by the limited partnerships except to the extent of his pecuniary interest therein. Also includes 38,030 shares held by a trust of which Mr. Wolzinger serves as a trustee but does not have any pecuniary interest, as to which shares Mr. Wolzinger disclaims beneficial ownership. Also includes 47,990 shares subject to options which are currently exercisable or become exercisable within 60 days of March 31, 1999.

 (7) Includes 47,990 shares subject to options which are currently exercisable or become exercisable within 60 days of March 31, 1999.

 (8) Includes 47,990 shares subject to options which are currently exercisable or become exercisable within 60 days of March 31, 1999. Does not include shares reported as beneficially owned by Stephen A. Wynn, Mrs. Wynn's husband.

 (9) Includes 71,000 shares held by a family trust of which Mr. Mason and his wife serve as trustees and 47,990 shares subject to options which are currently exercisable or become exercisable within 60 days of March 31, 1999.

(10) Represents shares subject to options which are currently exercisable or become exercisable within 60 days of March 31, 1999.

(11) Includes 550 shares held by Mr. Popeil's wife as separate property and 4,791 shares held by Mr. Popeil as custodian for his minor daughter and grandchildren who do not share his household. Mr. Popeil disclaims beneficial ownership of the shares held by his wife and as custodian. Also includes 17,990 shares subject to options which are currently exercisable or become exercisable within 60 days of March 31, 1999.

(12) Includes 750,000 shares subject to options which are currently exercisable or become exercisable within 60 days of March 31, 1999 and 240 shares held by Mr. Shier as custodian for his minor children.

(13) Includes 147,500 shares subject to options which are currently exercisable or become exercisable within 60 days of March 31, 1999.

(14) Includes 889,200 shares subject to options which are currently exercisable or become exercisable within 60 days of March 31, 1999 and 500 shares held by Mr. Lee as custodian for his minor niece who does not share his household. Mr. Lee disclaims beneficial ownership of the shares held as custodian.

(15) Represents shares subject to options which are currently exercisable or become exercisable within 60 days of March 31, 1999.

(16) Includes 15,819,025 shares subject to options which are currently exercisable or become exercisable within 60 days of March 31, 1999.

                       DIRECTORS AND EXECUTIVE OFFICERS

  The Company's Articles of Incorporation and Bylaws provide for from three to 11 directors, the precise number to be determined from time to time by the Board of Directors. Currently, the size of the Board is fixed at seven members. All of the existing directors have been previously elected by the stockholders. The two directors to be elected at the Meeting are to be elected to hold office for three years each and until the election of their respective successors. All Proxies received by the Board of Directors will be voted for the election, as directors, of the nominees listed below if no direction to the contrary is given. In the event that any nominee is unable or declines to serve, an event that is not anticipated, the Proxies will be voted for the election of any nominee who may be designated by the Board of Directors.

  The information set forth below is submitted with respect to the nominees to the Board for whom it is intended that Proxies will be voted, for directors whose terms of office will continue after the Meeting and for executive officers who are not directors.

Information Concerning Nominees for Election as Directors(1)

Name                                                         Year First Elected
----                                                         ------------------
Elaine P. Wynn, 56(2)                                               1977
 Director
 Mrs. Wynn has been active in civic and philanthropic
 affairs in Las Vegas for many years and has received
 numerous honors for her charitable and community work. She
 is Co-Chairperson of the Greater Las Vegas Inner-City Games
 and a member of the National Board of the Inner-City Games
 Foundation. Mrs. Wynn is also Secretary, Treasurer and a
 Trustee of Golden Nugget Scholarship Fund, Inc.
Richard D. Bronson, 54                                             1993;
 Director                                                        Appointed
 Mr. Bronson has been President of New City Development, a       August 3,
 division of the Company which is responsible for certain           1992
 corporate development activities of the Company outside of
 Nevada, or its predecessor, New City Development, Inc.,
 since February 1992.

Information Concerning Directors Whose Terms of Office Will Continue After the Annual Meeting(1)

                                                                  Expiration of
                                                                     Term as
Name                                           Year First Elected   Director
----                                           ------------------ -------------
Stephen A. Wynn, 57(2)                                1973            2001
 Chairman of the Board of Directors, President
 and Chief Executive Officer
 Mr. Wynn has held his present positions for
 more than five years. Mr. Wynn is a Trustee
 of the University of Pennsylvania.
Ronald M. Popeil, 63                                 1980;            2001
 Director and Member of Audit, Stock Option        Appointed
 and Bonus Committees                            September 19,
 Mr. Popeil has been the President of RONCO,         1979
 Inc., the principal business of which is
 inventing, marketing and producing consumer
 products, since he co-founded that company
 in May 1984. He is recognized as a pioneer
 in the field of direct response television
 marketing.
Melvin B. Wolzinger, 78                               1973            2000
 Director and Member of Audit, Stock Option
 and Bonus Committees
 Mr. Wolzinger is, and has been for more than
 five years, a general partner in
 W.W. Investment Co., a real estate holding
 company in Las Vegas, Nevada. He has been a
 principal owner of various restaurants and
 casino gaming establishments in Las Vegas for
 many years and a stockholder of the Company
 for approximately 40 years.

Daniel B. Wayson, 46                                 1988;            2000
 Director                                          Appointed
 Mr. Wayson is, and has been for more than         March 19,
 five years, a principal of Wayson Properties,        1987
 Inc., a real estate development and holding
 company, and other real estate and business
 ventures. He served as President and Chief
 Executive Officer of the Company's former
 New Jersey gaming subsidiary from December
 1984 through February 1987.

Information Concerning Directors Whose Terms of Office Will Continue After the Annual Meeting(1) (Continued)

                                                                  Expiration of
                                                                     Term as
Name                                           Year First Elected   Director
----                                           ------------------ -------------
George J. Mason, 68                                   1973            2000
 Director and Member of Audit, Stock Option
 and Bonus Committees
 Mr. Mason is a Senior Managing Director of
 Bear, Stearns & Co. Inc., Los Angeles,
 California, an investment banking firm which
 has provided certain services to the Company,
 and has been employed by such firm since
 1973.

Information Concerning Executive Officers Other than Directors Listed Above(3)

                                                                     Year Hired
Name                                                                 by Company
----                                                                 ----------
Barry A. Shier, 44, Executive Vice President-- Marketing and Hotel      1984
 Operations
 Mr. Shier joined the Company as Executive Vice President -- Hotel
 Operations in September 1984 and was appointed to his present position in August 1987. He is also the Chairman and Chief
 Executive Officer of the Company's subsidiaries which own and operate the Golden Nugget hotel-casino in Las Vegas and the Beau
 Rivage hotel-casino in Biloxi, Mississippi.

Bruce A. Levin, 59, Vice President, General Counsel and Secretary       1979
 Mr. Levin has been Vice President and General Counsel since joining the Company in August 1979 and has also served as
 Secretary or Assistant Secretary since that date.

Daniel R. Lee, 42, Senior Vice President -- Finance and                 1992
 Development, Chief Financial Officer and Treasurer
 Mr. Lee joined the Company as Senior Vice President -- Finance and
 Development in March 1992 and was appointed Chief Financial
 Officer and Treasurer in September 1992.

Frank P. Visconti, 45, President -- Retail Division                     1992
 Mr. Visconti joined the Company as Senior Vice President -- Retail
 Operations in September 1992 and was appointed to his present position in September 1997.

Thomas L. Sheer, 61, Senior Vice President -- Government and            1996
 External Affairs
 Mr. Sheer was appointed to his present position in January 1996.
 From November 1990 to December 1995, he was Assistant to the
 President of W. R. Grace & Co., a diversified chemicals company, and he also served as Director of Business Intelligence of that company from July 1993 to December 1995. Prior thereto, Mr. Sheer was employed by the Federal Bureau of Investigation for 25 years, rising to the position of an Assistant Director.

James E. Pettis, 47, Vice President -- Risk Management                  1980
 Mr. Pettis was appointed to his present position in November 1984.
 He has been employed by the Company since May 1980 with
 responsibility for various corporate risk management, safety and employee benefit matters.

James M. Powers, 70, Vice President -- Corporate Security               1980
 Mr. Powers has held his present position since joining the Company in January 1980.

---------------------
(1) Only directorships of issuers with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), or subject to the requirements of Section 15(d) of the 1934 Act, or directorships of issuers registered as investment companies under the Investment Company Act of 1940, as amended, are listed in the table.

(2) Stephen A. Wynn and Elaine P. Wynn are husband and wife.

(3) Officers serve at the pleasure of the Board of Directors.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

                                                                          Long-Term
                                                                        Compensation
                                      Annual Compensation                  Awards
                         --------------------------------------------- ---------------
                                                                         Securities
   Name and Principal                                  Other Annual      Underlying        All Other
        Position         Year Salary($)   Bonus($)  Compensation($)(1) Options/SARs(#) Compensation($)(2)
   ------------------    ---- ---------- ---------- ------------------ --------------- ------------------
Stephen A. Wynn          1998 $2,596,154 $1,250,000        $ 0            1,832,278(3)      $ 4,160
 Chairman of the Board,  1997  2,500,000  1,250,000          0                    0           4,160
 President and Chief     1996  2,502,507  1,250,000          0                    0           4,110
 Executive Officer

Barry A. Shier           1998 $1,038,462 $  500,000         $0            1,832,278(3)      $14,780
 Executive Vice          1997  1,000,000    500,000          0                    0           5,744
 President -- Marketing  1996  1,000,000    500,000          0                    0           4,110
 and Hotel Operations

Bruce A. Levin           1998 $  723,346 $  350,000         $0              108,935(3)      $ 4,160
 Vice President, General 1997    656,000    200,000          0                    0           4,160
 Counsel and Secretary   1996    553,308    150,000          0              150,000           4,110

Daniel R. Lee            1998 $  623,077 $  300,000         $0              960,444(3)      $ 3,968
 Senior Vice President   1997    533,846    300,000          0            1,200,000           3,968
 -- Finance and          1996    400,000    250,000          0                    0           3,888
 Development, Chief
 Financial Officer and
 Treasurer

Frank P. Visconti        1998 $  415,385 $  200,000         $0               98,630(3)      $ 5,802
 President -- Retail     1997    308,654    125,000          0              150,000           4,046
 Division                1996    275,000    115,000          0                    0           3,611

---------------------
(1) The Company provides certain perquisites and other personal benefits to some or all of the Named Officers, including (i) reimbursement for medical expenses, including related travel expenses, (ii) personal use of Company vehicles and aircraft, (iii) complimentary rooms, food, beverages and entertainment (including such privileges at the Company's health spas and golf course) and (iv) use of Company employees to furnish personal services. The unreimbursed incremental cost to the Company of providing perquisites and other personal benefits did not exceed, as to any Named Officer for any year, the lesser of $50,000 or 10% of the total salary and bonus paid to such Named Officer for such year and, accordingly, is omitted from the table.

(2) Represents (i) Company-paid premiums for term life insurance on each of the Named Officers, as follows: Stephen A. Wynn -- 1998: $960, 1997: $960, 1996: $1,110; Barry A. Shier -- 1998: $960, 1997: $960, 1996: $1,110;
    Bruce A. Levin -- 1998: $960, 1997: $960, 1996: $1,110; Daniel R. Lee --
     1998: $768, 1997: $768, 1996: $888; and Frank P. Visconti -- 1998: $768,
    1997: $608, 1996: $611, (ii) matching contributions made by the Company for the Named Officers in accordance with the Company's retirement savings plan adopted pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"), which amount to $3,200 for each of the Named Officers for 1998 and 1997 and $3,000 for each of the Named Officers for 1996 and (iii) above-market earnings (as defined in the Rules of the Commission) on compensation deferred during 1998 and 1997 pursuant to the Company's Non-Qualified Deferred Compensation Plan, as follows: Mr.
    Shier -- 1998: $10,620, 1997: $1,584; and Mr. Visconti -- 1998: $1,834,
    1997: $238.

(3) Represents stock options repriced during 1998. See "Repricing of Stock Options."

Option Grants in 1998

                                 Individual Grants
                 --------------------------------------------------
                   Number of   % of Total
                  Securities    Options                             Grant-Date
                  Underlying   Granted to                             Present
                    Options    Employees     Exercise    Expiration    Value
     Name        Granted(#)(1)  in 1998   Price($/Sh)(2)  Date(3)     ($)(4)
     ----        ------------- ---------- -------------- ---------- ----------
Stephen A. Wynn    1,832,278      9.3%       $14.375      8/16/05   $12,105,572
Barry A. Shier     1,832,278      9.3         14.375      8/16/05    12,105,572
Bruce A. Levin       108,935      0.6         14.375      8/22/06       777,181
Daniel R. Lee        799,562      4.1         14.375      4/28/07     5,974,548
                     160,882      0.8         14.375      7/16/07     1,219,558
Frank P. Visconti     98,630      0.5         14.375      8/13/07       751,264

---------------------
(1) Represents options repriced during 1998. Other than the number of options and the exercise price, the terms of the repriced options, including the dates of exercisability, were not changed. See "Repricing of Stock Options." Exercisability of the options may be accelerated upon the occurrence of certain fundamental corporate changes or at the discretion of the Stock Option Committee. Exercisability of the options granted to Mr. Lee also accelerates ratably in the event of termination of his employment due to death or Permanent Disability (as defined).

(2) Under the terms of the Company's Stock Option and Stock Appreciation Rights Plans, the Stock Option Committee retains discretion, subject to plan limitations, to modify the terms of outstanding options and to reprice options. The exercise price of the options may be paid in cash, by delivery of shares of Common Stock or by offset of the underlying shares, subject to certain conditions.


(3) The options are subject to early termination in the event of termination of employment.

(4) Determined using a variation of the Black-Scholes option pricing model. The assumed expected volatility of the Common Stock, risk-free rate of return and Common Stock dividend yield are 36.66% per annum, 4.47% to 4.72% per annum and 0, respectively. The assumed time of exercise is the last day of the option's contractual life.

Aggregated Option Exercises in 1998 and Fiscal Year-End Option Values

                                             Number of Securities
                                            Underlying Unexercised       Value of Unexercised
                     Shares                    Options at Fiscal         in-the-Money Options
                   Acquired on    Value           Year-End(#)           at Fiscal Year-End($)
Name               Exercise(#) Realized($) Exercisable/Unexercisable Exercisable/Unexercisable(1)
----               ----------- ----------- ------------------------- ----------------------------
Stephen A. Wynn          0        $--         12,849,367/732,911         $107,734,019/412,262
Barry A. Shier           0         --          750,000/2,582,278          6,740,625/8,858,781
Bruce A. Levin           0         --            147,500/108,935             1,506,344/61,276
Daniel R. Lee            0         --            889,200/960,444            8,969,805/540,250
Frank P. Visconti        0         --             320,000/98,630             3,268,000/55,479

---------------------
(1) Represents the difference between the closing sale price of the Common Stock on the NYSE Composite Tape on December 31, 1998 and the exercise price of the options.

Employment Agreements

  On December 16, 1992, the Company entered into a 10-year Employment Agreement with Stephen A. Wynn pursuant to which Mr. Wynn serves as President and Chief Executive Officer of the Company at an annual salary of $2,500,000. Mr. Wynn shall be entitled to such bonuses, stock options and other compensation as may be determined from time to time by the Board of Directors. Pursuant to the Employment Agreement, the Company also provides Mr. Wynn with the personal use of an automobile for which the Company pays all insurance, gasoline and maintenance expenses, and provides Mr. Wynn and his dependents with reimbursement for medical expenses and coverage under the Company's life insurance program.

  Effective July 16, 1997, the Company entered into an Employment Agreement with Mr. Lee, which terminates on February 24, 2005, pursuant to which Mr. Lee serves as Chief Financial Officer of the Company at an annual salary of $600,000. Mr. Lee shall be entitled to such raises or bonuses as may be determined in the discretion of the Board of Directors or the Bonus Committee. The Company also provides Mr. Lee and his dependents with reimbursement for medical expenses, coverage under the Company's life insurance program and such other benefits as the Company from time to time makes available to its senior executives of similar status. Mr. Lee has the right to terminate the Employment Agreement following a Change of Control of the Company (as defined in the Employment Agreement).

  Effective September 6, 1997, the Company amended Mr. Visconti's Employment Agreement and extended its term for five years, terminating on September 6, 2002. Pursuant to the amended Employment Agreement, Mr. Visconti serves as President-Retail Division of the Company at an annual salary of $400,000. Mr. Visconti shall continue to be entitled to such annual bonuses as may be determined in the discretion of the Board of Directors, reimbursement for medical expenses and coverage under the Company's life insurance program for himself and his dependents.

Compensation of Directors

  Directors who are not employees of the Company or its subsidiaries (Messrs. Popeil, Mason, Wolzinger and Wayson and Mrs. Wynn) were paid a monthly retainer during 1998 of $4,000 for services as a director and continue to receive such retainer in 1999. Messrs. Popeil, Mason and Wolzinger received an additional monthly fee of $1,000 for services as members of the Company's Audit and Stock Option Committees during 1998 and continue to receive such fee in 1999. Directors also receive reimbursement for medical expenses and coverage under the Company's life insurance program. Directors who are employees of the Company or its subsidiaries do not receive compensation for their services as directors.

  Pursuant to the Company's 1992 Non-Employee Director Stock Option Plan (the "Director Plan"), each director who is not an employee of the Company or its subsidiaries was granted 10,000 stock options in January 1998 with an exercise price of $23.00 per share. In connection with the repricing of options in December 1998, these options were cancelled and each of such directors received 7,510 replacement options with an exercise price of $14.375 per share. See "Repricing of Stock Options." Options granted under the Director Plan have an exercise price equal to the market value of the Common Stock on each date of grant and become exercisable three years thereafter. An aggregate of up to 500,000 options may be granted under the Director Plan, of which 250,000 remain available to be granted. In February 1998, each non-employee director was granted 5,000 additional options under the Company's 1995 Stock Option and Stock Appreciation Rights Plan with an exercise price of $23.25 per share, the market value of the Common Stock on the date of grant, which become exercisable three years from the date of grant. In connection with the repricing in December 1998, these options were cancelled and replaced with 3,736 options under the Company's 1993 Stock Option and Stock Appreciation Rights Plan with an exercise price of $14.375 per share. In January 1999 each non-employee director was, and in January of each succeeding year each non-employee director will be, granted 15,000 options (10,000 under the Director Plan and 5,000 under one of the Company's Stock Option and Stock Appreciation Rights Plans). The options will have an exercise price equal to the market value of the Common Stock on the date of grant and become exercisable three years thereafter.

  Non-employee directors of the Company are eligible to participate in the Company's Directors' Deferred Fee Plan (the "Deferred Fee Plan"), a non-qualified unfunded deferred compensation plan. In 1998, Messrs. Popeil and Wolzinger each deferred 20% of their Board of Directors' and committee fees under the Deferred Fee Plan and will be credited with earnings on such deferred fees at the rate of 7% per annum, compounded monthly, until such amounts are distributed to them from the Deferred Fee Plan.

                          REPRICING OF STOCK OPTIONS

  During 1998, stock prices of most publicly traded gaming companies, including the Company, declined substantially. As a result, by December 1998 almost half of the Company's outstanding stock options were "out-of-the-money" (i.e., the exercise prices of the options were higher than the current market price of the Common

Stock), in many cases by a large amount. At the same time, due to the rapid expansion of gaming in Las Vegas and elsewhere, competition for management and other key employees in the gaming industry has intensified.

  In light of these factors, in order to continue to adequately encourage, motivate and retain the Company's key employees, on December 11, 1998 the Stock Option Committee authorized the Company to offer each optionee the right to cancel his or her out-of-the-money options in exchange for replacement options to purchase a smaller number of shares with an exercise price of $14.375, the closing sale price of the Common Stock on that date. The replacement options were intended to have the same theoretical value as the cancelled options, determined using a variation of the Black-Scholes option pricing model and taking into account the exercise price and remaining contractual life of the cancelled options. Other than the number of shares subject to the options and the exercise price, the terms of the replacement options, including the respective dates of exercisability and termination, were not changed.

  Holders of approximately 99% of the shares subject to outstanding out-of-the-money options, including all of the executive officers and all directors with out-of-the-money options, elected to participate in the repricing. As a result of the repricing, which was effective December 13, 1998, the total number of shares subject to outstanding options was reduced by 2,642,967.

                                          BY THE STOCK OPTION COMMITTEE

                                          Ronald M. Popeil
                                          Melvin B. Wolzinger
                                          George J. Mason

  The following table sets forth certain information concerning the effect of the December 13, 1998 repricing on options held by executive officers. This was the only repricing of options or stock appreciation rights by the Company during the last 10 years.

                        Ten-Year Option/SAR Repricings

                             Number of                                               Length of
                             Securities    Market Price                           Original Option
                             Underlying     of Stock at  Exercise Price   New     Term Remaining
                            Options/SARs      Time of      at Time of   Exercise    at Date of
                            Repriced or    Repricing or   Repricing or   Price     Repricing or
      Name           Date   Amended (#)    Amendment ($) Amendment ($)    ($)    Amendment (Years)
      ----           ----   ------------   ------------- -------------- -------- -----------------
Stephen A. Wynn    12/13/98  1,832,278(1)    $ 14.375      $ 16.1875    $ 14.375        6.7
Barry A. Shier     12/13/98  1,832,278(1)      14.375        16.1875      14.375        6.7
Bruce A. Levin     12/13/98    108,935(2)      14.375        22.375       14.375        7.7
Daniel R. Lee      12/13/98    799,562(3)      14.375        20.375       14.375        8.4
                   12/13/98    160,882(4)      14.375        20.375       14.375        8.6
Frank P. Visconti  12/13/98     98,630(5)      14.375        26.6875      14.375        8.7
Thomas L. Sheer    12/13/98     82,453(6)      14.375        18.6875      14.375        7.1
James E. Pettis    12/13/98     91,614(7)      14.375        16.1875      14.375        6.7
                   12/13/98     41,002(8)      14.375        20.50        14.375        9.5
James M. Powers    12/13/98     10,587(9)      14.375        22.625       14.375        7.3

--------
(1) In exchange for the cancellation of options to purchase 2,000,000 shares.
(2) In exchange for the cancellation of options to purchase 150,000 shares.
(3) In exchange for the cancellation of options to purchase 1,000,000 shares.
(4) In exchange for the cancellation of options to purchase 200,000 shares.
(5) In exchange for the cancellation of options to purchase 150,000 shares.
(6) In exchange for the cancellation of options to purchase 100,000 shares.
(7) In exchange for the cancellation of options to purchase 100,000 shares.
(8) In exchange for the cancellation of options to purchase 50,000 shares.
(9) In exchange for the cancellation of options to purchase 15,000 shares.

                   COMPARATIVE STOCK PRICE PERFORMANCE GRAPH

  The graph below compares the cumulative total stockholder return from December 31, 1993 to December 31, 1998, assuming reinvestment of dividends, of the Common Stock, the Standard & Poor's 500 Stock Index (the "S&P 500 Index") and the Media General Industry Group 711 -- Resorts and Casinos (the "MG Index"). The graph assumes an investment of $100 on December 31, 1993 in each of the Common Stock and the stocks comprising the S&P 500 Index and the MG Index.


                        PERFORMANCE GRAPH APPEARS HERE

      Measurement Period           MIRAGE RESORTS,   S&P 500
      (Fiscal Year Covered)        INCORPORATED(1)   INDEX(1)     MG INDEX(1)
      -------------------          ---------------   --------     -----------
      1993                         $100.00           $100.00      $100.00
      1994                         $ 85.86           $101.32      $ 66.64
      1995                         $144.50           $139.40      $ 77.73
      1996                         $181.15           $171.41      $ 75.40
      1997                         $190.58           $228.59      $ 87.07
      1998                         $125.13           $293.92      $ 65.64

(1) The data points in this graph were calculated by Media General Financial Services, Inc., Richmond, Virginia.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Decisions concerning executive officer compensation for 1998 were made by the full Board of Directors and by the Stock Option Committee and the Bonus Committee. Directors Stephen A. Wynn, Richard D. Bronson and Daniel B. Wayson are officers or former officers of the Company or its subsidiaries. Director Elaine P. Wynn is the wife of Stephen A. Wynn.

  On January 14, 1998, a wholly owned subsidiary of the Company sold four works of fine art to Mr. Wynn for $25,562,812, the amount paid by the subsidiary when it purchased the works from unaffiliated parties in October through December 1997 and the fair market value of the works as determined by David Nash, an independent expert in fine art valuation. On August 17, 1998, Mr. Wynn sold one work of fine art to the subsidiary for $725,000, the amount paid by Mr. Wynn when he purchased the work from an unaffiliated party in July 1998. On January 7, 1999, Mr. Wynn sold one work of fine art to the subsidiary for $4,562,812, the amount paid by Mr. Wynn when he purchased the work from the subsidiary in January 1998 as discussed above.

  During 1998 and 1999, the subsidiary rented various works of fine art from Mr. Wynn for public display at Bellagio or any of the Company's other hotel-casinos. The rental agreement provides for the payment of monthly rent by the subsidiary to Mr. Wynn and that either party has the right to terminate the rental of one or more of the works on 30 days' notice. The subsidiary is responsible for insuring and maintaining the security of the rented works and for sales, use and personal property taxes applicable to the rental. The total rent paid to Mr. Wynn in 1998 (exclusive of sales tax) was $4,356,862. The total monthly rent in effect at March 31, 1999 is $330,203.

  In each case, these transactions were approved by the Board of Directors of the Company. It is anticipated that additional transactions involving the sale and rental of fine art between the Company and Mr. Wynn may occur in 1999, although the amount of such transactions is not currently known.

                       REPORT ON EXECUTIVE COMPENSATION

Compensation Policies and Base Salaries

  Decisions concerning executive officers' base salaries and the award of certain cash bonuses for 1998 were made by the full Board of Directors, based upon the recommendations of the Company's Chief Executive Officer. Decisions concerning the grant of stock options and the award of cash bonuses pursuant to the Company's Amended and Restated 1994 Cash Bonus Plan (the "1994 Bonus Plan") to executive officers were made by the Stock Option Committee and the Bonus Committee, respectively, and were similarly based upon the recommendations of the Chief Executive Officer. The Company otherwise has no formal compensation policies applicable to executive officers. The Chief Executive Officer's recommendations in each case were based on his subjective evaluation of each officer's (including his own) contribution to the Company and the level of compensation necessary to adequately motivate and reward the officer. The composition and amount of each item of executive compensation for 1998 (except for compensation pursuant to the 1994 Bonus Plan discussed below) did not bear a specific relationship to any particular measure of the Company's performance.

  In addition to the Chief Executive Officer's Employment Agreement discussed below, during 1998 four other executive officers were parties to employment agreements with the Company, including Messrs. Lee and Visconti. See "Executive Compensation--Employment Agreements." Compensation paid to such executive officers for 1998 was consistent with the terms of such employment agreements.

Stock Options

  The Company's Stock Option and Stock Appreciation Rights Plans (the "Stock Option Plans") are an important component of the Company's compensation program for executive officers and other employees. The Stock Option Plans are intended to advance the interests of the Company and its stockholders by encouraging and enabling executive officers and other employees, upon whose judgment, initiative and effort the Company is largely dependent for the successful conduct of its business, to acquire and retain a proprietary interest in the Company by ownership of its stock. Through stock option grants, the long-range interests of management and employees are aligned with those of stockholders as the stock option recipients accumulate (through the vesting of stock options) meaningful stakes in the Company. The Stock Option Plans are administered by the Stock Option Committee, which is composed of three non-employee members of the Board of Directors who also serve as the members of the Audit and Bonus Committees. Decisions concerning the grant of stock options, including the individuals to whom options were granted and the respective exercise prices and vesting periods, were made by the Stock Option Committee based upon the recommendations of the Chief Executive Officer, taking into consideration the recommendations of other members of senior management. Such recommendations and decisions were made on a subjective basis and did not bear a specific relationship to any particular measure of the Company's performance. In 1998, stock options were granted to one executive officer, Mr. Pettis, in addition to replacement options granted to each of the executive officers in connection with the repricing of options in December 1998. See "Repricing of Stock Options."

Cash Bonuses

  In addition to base salary and stock options, the other principal part of the Company's executive compensation program in 1998 consisted of cash bonuses awarded pursuant to the 1994 Bonus Plan, which was approved by the Company's stockholders in May 1994. The 1994 Bonus Plan terminated in March 1999 and was replaced by the 1999 Bonus Plan, subject to stockholder approval at the Meeting. The 1994 Bonus Plan provided for an annual bonus pool equal to 5% of the Company's consolidated earnings before depreciation, interest and taxes in excess of $250,000,000. Out of the bonus pool, each executive officer was eligible to receive a bonus of up to 50% of his annual base salary in effect on March 31, 1994, the effective date of the 1994 Bonus Plan. The 1994 Bonus Plan was administered by the Bonus Committee, which is composed of three non-employee members of the Board of Directors. Decisions concerning the award of bonuses pursuant to the 1994 Bonus Plan (within the above-described limitations) were made by the Bonus Committee based upon the recommendations of the Chief Executive Officer. Such recommendations and decisions were made on a subjective basis and, except as noted above, did not bear a specific relationship to any particular measure of the Company's performance. The Board of Directors, in its discretion, may award cash bonuses in addition to those awarded by the Bonus Committee under the 1994 Bonus Plan. Cash bonuses so awarded by the Board of Directors to executive officers for 1998 were based upon the recommendations of the Chief Executive Officer, which recommendations were made on a subjective basis and did not bear a specific relationship to any particular measure of the Company's performance. For 1998, aggregate bonuses were awarded to each executive officer in amounts ranging from approximately 34% to 50% of current base salary. See "Executive
Compensation -- Summary Compensation Table" for information concerning bonuses awarded to the Named Officers.

Other Compensation

  The Company also provides certain perquisites and other personal benefits to executive officers, which constitute a small percentage of their total compensation. See footnote (1) to "Executive Compensation --Summary Compensation Table."

Internal Revenue Code Section 162(m)

  Section 162(m) of the Code eliminates the federal income tax deductibility of most compensation exceeding $1,000,000 paid to the chief executive officer or any of the four highest compensated executive officers (other than the chief executive officer) of publicly held corporations. Certain types of compensation are not affected by the deduction limitation, including compensation paid pursuant to a binding agreement entered into on or before February 17, 1993 and compensation paid pursuant to a qualifying performance-based plan such as the 1994 Bonus Plan and the Stock Option Plans. The 1994 Bonus Plan was adopted in 1994 in response to the enactment of Section 162(m) in order to permit the Company to continue deducting bonuses paid to the Chief Executive Officer and other executive officers whose annual compensation exceeds $1,000,000. In making compensation decisions, the Board of Directors takes into account the effect of Section 162(m), although in appropriate circumstances it may determine to award compensation to covered executive officers which is not fully deductible by the Company by virtue of Section 162(m). The $125,000 bonus awarded by the Board of Directors to Mr. Shier for 1998 outside the Bonus Plan was not deductible by the Company as a result of such limitation.

Compensation of Chief Executive Officer

  In 1998, the Chief Executive Officer received a salary of $2,500,000 pursuant to a 10-year Employment Agreement approved by the Board of Directors in December 1992. See "Executive Compensation -- Employment Agreements." The amount of such salary was determined by the Board of Directors. Such determination was made on a subjective basis and did not bear a specific relationship to any particular measure of the Company's performance during 1998 or any prior period. In approving the Employment Agreement in 1992, the Board of Directors considered a large number of factors, including (1) the record of leadership and service provided by the Chief Executive Officer since joining the Company in 1973, (2) the identification of the Company with the Chief Executive Officer by the financial community and the general public, and the recognition by the Board of Directors and others in the gaming industry of the importance of his leadership, creativity and other personal attributes to the Company's continued success, (3) the total stockholder return obtained by the Company during the prior five years, which significantly surpassed that of both the broad market and the Company's principal industry competitors as a group, (4) the achievements recorded by the Company since the Chief Executive Officer's annual salary was last increased in March 1990, including the successful financial performance of The Mirage, the Company's flagship hotel-casino, since opening in November 1989, the restructuring of a significant portion of the Company's long-term debt and the successful completion of equity offerings in 1991 and 1992, resulting in a reduction of the Company's average cost of capital, the development and construction of Treasure Island at The Mirage, the Company's hotel-casino which opened on schedule in October 1993, and the purchase of the former Dunes Hotel, Casino and Country Club site on the Las Vegas Strip, on which the Company constructed its most spectacular hotel-casino resort, Bellagio, which opened in October 1998, (5) the fact that the Chief Executive Officer was (and remains) the Company's principal stockholder and thereby holds a significant stake in the Company's future and
(6) the fact that the Chief Executive Officer's annual salary had not been increased in almost three years, and he had not been awarded a cash bonus in 1991 or 1992. No specific weight was assigned to any particular factor.

  In 1998, the Chief Executive Officer was awarded a cash bonus of $1,250,000 (50% of his base salary) pursuant to the 1994 Bonus Plan. The amount of such bonus was determined by the Bonus Committee. Such determination was made on a subjective basis, taking into account the Chief Executive Officer's contributions to the Company and the amount necessary to adequately reward the Chief Executive Officer, and did not bear a specific relationship to any particular measure of the Company's performance during 1998.


                                          BY THE BOARD OF DIRECTORS

                                          Stephen A. Wynn, Chairman
                                          Melvin B. Wolzinger
                                          George J. Mason
                                          Ronald M. Popeil
                                          Elaine P. Wynn
                                          Daniel B. Wayson
                                          Richard D. Bronson

                                          BY THE STOCK OPTION COMMITTEE

                                          Ronald M. Popeil
                                          Melvin B. Wolzinger
                                          George J. Mason

                                          BY THE BONUS COMMITTEE

                                          Ronald M. Popeil
                                          Melvin B. Wolzinger
                                          George J. Mason

                       THE 1999 CASH BONUS PLAN PROPOSAL

Summary of the 1999 Bonus Plan

  On February 17, 1999, the Company's Board of Directors adopted the 1999 Cash Bonus Plan (the "1999 Bonus Plan"), subject to stockholder approval at the Meeting. The 1999 Bonus Plan replaced the 1994 Bonus Plan, which terminated on March 31, 1999. A copy of the 1999 Bonus Plan is attached to this Proxy Statement as Appendix A. The following is a summary of the 1999 Bonus Plan, which is qualified in its entirety by reference to Appendix A.

Purpose of the 1999 Bonus Plan

  The purpose of the 1999 Bonus Plan is to provide additional compensation as an incentive to executive officers of the Company to attain certain specified performance objectives of the Company and to ensure the continued availability of their full-time or part-time services. The 1999 Bonus Plan is intended to qualify as a "performance-based" plan as described in Section 162(m)(4)(C) of the Code and thereby secure the full deductibility for federal income tax purposes of bonus compensation paid to the Company's executive officers and other persons who are "covered employees" of the Company or its subsidiaries or affiliated corporations under Section 162(m)(3) of the Code.

Administration of the 1999 Bonus Plan

  The Board of Directors has appointed the Bonus Committee to administer the 1999 Bonus Plan. Subject to the provisions of the 1999 Bonus Plan, the Bonus Committee has full and final discretion and authority to award bonuses pursuant to the 1999 Bonus Plan, to construe and interpret the 1999 Bonus Plan and to make all other determinations and take all other actions deemed necessary or appropriate for the proper administration of the 1999 Bonus Plan.

Participants

  For each fiscal year, the participants entitled to receive awards under the 1999 Bonus Plan are the executive officers of the Company and any other person who is a "covered employee" of the Company or its subsidiaries or affiliated corporations under Section 162(m)(3) of the Code for such fiscal year. Currently, there are eight participants.

Maximum Amount of Bonuses

  The maximum aggregate amount of bonuses to be awarded for each fiscal year under the 1999 Bonus Plan shall be five percent (5%) of the excess of the Company's EBDIT (as defined below) for such fiscal year over an amount (the "Floor Amount"), which shall be $450,000,000 for the fiscal year ending December 31, 1999 and for each later fiscal year unless the Bonus Committee, in its discretion, sets a different amount before the beginning of a later fiscal year or within the first 90 days of a later fiscal year, in which case such amount shall be the Floor Amount for such later fiscal year and shall remain the Floor Amount for each later fiscal year unless the Bonus Committee, in its discretion, resets the Floor Amount for a later fiscal year. As used in the 1999 Bonus Plan, the term "EBDIT" means (i) operating income, plus (ii) depreciation, amortization and all other non-cash expenses plus (iii) preopening and related promotional expenses, in each case determined on a consolidated basis in accordance with generally accepted accounting principles.

  The maximum award under the 1999 Bonus Plan for each fiscal year to any participant shall not exceed the lesser of (i) 50% of such participant's annual base salary in effect on the first day of such fiscal year (or, if such participant becomes eligible to participate in the 1999 Bonus Plan after the first day of the fiscal year, 50% of his or her annual base salary at the time he or she becomes eligible) (the "Applicable Salary") or (ii) $1,500,000.

Amount of Individual Awards

  For each fiscal year, each participant will receive an award equal to the maximum aggregate amount of bonuses determined under "Maximum Amount of Bonuses," above, multiplied by a fraction, the numerator of which shall be the Applicable Salary of such participant, and the denominator of which shall be the aggregate amount of the Applicable Salaries of all participants. The Bonus Committee shall have the discretion to decrease, but not increase, any award determined in accordance with the 1999 Bonus Plan. The reduction in any participant's award for any fiscal year as a result of the Committee's exercise of such discretion will not increase the amount of an award to any other participant with respect to such fiscal year.

Payment of Bonuses

  No bonus awarded pursuant to the 1999 Bonus Plan may be paid until the Bonus Committee certifies in a written resolution, as soon as practicable following the end of the fiscal year, that the performance goal for the award has been attained and that the amount of the award is no greater than that dictated by the computation set forth under "Amount of Individual Awards," above and within the limits set forth in the second paragraph under "Maximum Amount of Bonuses," above.

Termination of Participant's Employment

  An award that would otherwise be payable to a participant who is not employed by the Company on the last day of the fiscal year will be prorated based on the participant's active service during the fiscal year if the termination was due to disability, death or retirement in accordance with the Company's policies. If the participant's employment terminated voluntarily or involuntarily other than as specified above, no payment will be made.

Amendment and Termination of the 1999 Bonus Plan

  The Board of Directors may at any time suspend or terminate the 1999 Bonus Plan or may amend it from time to time in such respects as the Board of Directors may deem advisable, including in order to reflect amendments to or regulations promulgated under Section 162(m) of the Code. However, no such action will adversely affect the right of any participant to any award of which he or she may have become entitled to payment under the 1999 Bonus Plan prior to the effective date of such suspension, termination or amendment. In the event that any amendment to the 1999 Bonus Plan expands the class of persons eligible to participate, raises the limits set forth in the second paragraph under "Maximum Amount of Bonuses," above, or requires stockholder approval in order to continue the compliance of the 1999 Bonus Plan as a "performance-based plan" under Section 162(m) of the Code, such amendment shall be contingent on the receipt of stockholder approval.

Participation in Other Plans

  The 1999 Bonus Plan does not preclude a participant from participating in any other compensatory plan or arrangement of the Company or from receiving a bonus from the Company outside of the 1999 Bonus Plan.

Effective Date and Term of the 1999 Bonus Plan

  The 1999 Bonus Plan has a five-year term commencing on February 17, 1999, the date of its adoption by the Board of Directors. If the 1999 Bonus Plan is not approved by stockholders at the Meeting, no bonuses will be paid under the 1999 Bonus Plan, and the 1999 Bonus Plan will terminate.

Determination of Benefits Payable Pursuant to the 1999 Bonus Plan

  It is not possible to determine the amount of bonuses which may be payable pursuant to the 1999 Bonus Plan to any participant for 1999, as such amounts will be dependent on whether and to what extent the Company's EBDIT for 1999 exceeds $450,000,000.

Board of Directors' Recommendation

  The Board of Directors recommends that stockholders vote FOR approval of the 1999 Bonus Plan.

                PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION

  On February 17, 1999, the Company's Board of Directors adopted an amendment to the Company's Articles of Incorporation (the "Proposed Amendment") which would add a new ARTICLE SIXTEENTH, subject to stockholder approval at the Meeting. ARTICLE SIXTEENTH reads in its entirety as follows:

  "SIXTEENTH: Except as is otherwise expressly provided in instruments containing the terms of this corporation's securities, which instruments have been approved by the New Jersey Casino Control Commission (the "New Jersey Commission"), so long as the corporation is a "publicly traded holding company" as defined in the New Jersey Casino Control Act (the "New Jersey Act"), all securities of the corporation shall be held subject to the condition that if a holder thereof is found to be disqualified pursuant to the New Jersey Act by the New Jersey Commission, such holder shall dispose of his interest in the corporation within 120 days following the corporation's receipt of notice (the "Notice Date") of the holder's disqualification. Promptly following the Notice Date, the corporation shall either deliver such written notice personally to the disqualified holder or shall mail it to such holder at the address shown on the corporation's records, or use any other reasonable means to provide notice. Failure of the corporation to provide notice to a disqualified holder after making reasonable efforts to do so shall not preclude the corporation from exercising its rights. If any disqualified holder fails to dispose his securities within 120 days following the Notice Date, the corporation, by action of the Board of Directors, may redeem such securities at the lesser of (i) the lowest closing sale price of such securities between the Notice Date and the date 120 days after the Notice Date or (ii) such holder's original purchase price for such securities.

  So long as the corporation is a "publicly traded holding company" as defined in the New Jersey Act, commencing on the Notice Date, it shall be unlawful for the disqualified holder to: (i) receive any dividends or interest upon any securities of the corporation held by such holder; (ii) exercise, directly or through any trustee or nominee, any right conferred by such securities; or (iii) receive any remuneration in any form, for services rendered or otherwise, from the corporation or any subsidiary of the corporation that holds a casino license."

  The Company is in the early stages of designing and developing a new hotel-casino resort in Atlantic City, New Jersey. The Company's wholly owned subsidiary which will own and operate the hotel-casino will be required to apply for and obtain a casino license from the New Jersey Commission. The New Jersey Act requires the Company, as the publicly traded holding company of a casino license applicant, to provide in its Articles of Incorporation that any securities of the Company are held subject to the condition that if a holder thereof is found to be disqualified by the New Jersey Commission pursuant to the provisions of the New Jersey Act, such holder shall dispose of his interest in the Company. The Proposed Amendment sets forth the mechanism for complying with this requirement.

  The Board of Directors recommends that stockholders vote FOR approval of the Proposed Amendment.

            RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

  The Company's independent accountants for 1998 were Arthur Andersen LLP ("AA"), which firm has been appointed to serve in such capacity for the current year. A representative of AA is expected to be present at the Meeting with the opportunity to make a statement if he or she so desires and to respond to appropriate questions.

  The Board of Directors recommends that stockholders vote FOR ratification of the appointment of AA as independent accountants for 1999. If the appointment of AA is not ratified, the Board of Directors will take this into account when it considers the appointment of independent accountants for 2000.

                 INFORMATION CONCERNING THE BOARD OF DIRECTORS
                              AND ITS COMMITTEES

  The standing committees of the Board of Directors are the Audit Committee, the Stock Option Committee and the Bonus Committee. The Board of Directors has not designated a nominating committee or a compensation committee.

  The Audit Committee held seven meetings during 1998. The functions of the Audit Committee include reviewing and making recommendations to the Board of Directors with respect to: the engagement or re-engagement of an independent accounting firm to audit the Company's financial statements for the then current fiscal year, and the terms of the engagement; the policies and procedures of the Company with respect to maintaining the Company's books and records and furnishing any necessary information to the independent auditors; the procedures to encourage access to the Audit Committee and to facilitate the timely reporting during the year by authorized representatives of the Company's independent auditors to the Audit Committee of their recommendations and advice; the implementation by the Company's management of such recommendations and advice; the implementation by management of the recommendations made by the independent auditors in their management letters, the adequacy and implementation of the Company's internal audit controls and the adequacy and competency of the related personnel; and such other matters relating to the Company's financial affairs and accounts as the Audit Committee may in its discretion deem desirable. The Audit Committee also has certain other responsibilities, including the responsibility to oversee the employment and marketing practices of the Company and its gaming subsidiaries and their compliance with gaming regulations.

  The Stock Option Committee took action by written consent on 32 occasions during 1998. The Stock Option Committee administers the Stock Option Plans. Subject to the conditions set forth in the Stock Option Plans, the Stock Option Committee has full and final authority to determine the number of stock options or stock appreciation rights to be granted, the individuals to whom and the time or times at which such options or stock appreciation rights shall be granted or be exercisable, their exercise prices and the terms and provisions of the respective agreements to be entered into at the time of grant, which may vary.

  The Bonus Committee took action by written consent on one occasion during 1998. The Bonus Committee administered the 1994 Bonus Plan (which terminated in March 1999) and currently administers the 1999 Bonus Plan, which is subject to stockholder approval at the Meeting. Subject to such stockholder approval and to the conditions set forth in the 1999 Bonus Plan, the Bonus Committee has full and final authority to award bonuses pursuant to the 1999 Bonus Plan, to construe and interpret the 1999 Bonus Plan and to make all other determinations and take all other action deemed necessary or appropriate for the proper administration of the 1999 Bonus Plan.

  The Board of Directors held seven meetings and took action by written consent on three occasions during 1998. Each director attended at least 75% of the aggregate number of meetings of the Board of Directors and the committees on which he or she served.

                       FUTURE PROPOSALS OF STOCKHOLDERS

  Any stockholder intending to submit to the Company a proposal for inclusion in the Company's Proxy Statement and form of Proxy for the 2000 Annual Meeting of Stockholders (the "2000 Meeting") must submit such proposal sufficiently far in advance so that it is received by the Company not later than December 31, 1999. Pursuant to the Company's Bylaws, if the Company does not receive notice of a stockholder proposal or nomination for director by that date, the proposal or nomination will not be considered at the 2000 Meeting.

                            DISCRETIONARY AUTHORITY

  While the Notice of Annual Meeting of Stockholders calls for the transaction of such other business as may properly come before the Meeting, the Board of Directors has no knowledge of any matters to be presented for action by the stockholders at the Meeting, other than as set forth above. The enclosed Proxy gives discretionary voting authority, however, in the event that any additional matters should be presented.

  STOCKHOLDERS ARE URGED IMMEDIATELY TO MARK, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. ALTERNATIVELY, STOCKHOLDERS MAY VOTE VIA TOLL-FREE TELEPHONE CALL OR THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE BACK OF THE PROXY CARD.

                                          By the Board of Directors

                                          BRUCE A. LEVIN
                                            Secretary

                                                                     APPENDIX A

                         MIRAGE RESORTS, INCORPORATED

                             1999 CASH BONUS PLAN

  1. Adoption, Name and Effective Date. Mirage Resorts, Incorporated, a Nevada corporation (the "Company"), hereby adopts the Mirage Resorts, Incorporated 1999 Cash Bonus Plan (the "Plan") effective as of February 17, 1999, and first applying with respect to the fiscal year ending December 31, 1999, subject to stockholder approval at the 1999 Annual Meeting of Stockholders as described below.

  2. Purpose. The purpose of the Plan is to provide additional compensation as an incentive to executive officers to attain certain specified performance objectives of the Company and to ensure the continued availability of their full-time or part-time services to the Company and its subsidiary and affiliated corporations. The Plan is also intended to qualify as a "performance-based" plan as described in Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (including proposed, temporary and final regulations promulgated thereunder from time to time, the "Code"), and thereby secure the full deductibility for federal income tax purposes of bonus compensation paid to persons who are "executive officers" of the Company, or who are "covered employees" of the Company or its subsidiary or affiliated corporations under Section 162(m)(3) of the Code.

  3. Administrative Committee. The Plan will be administered by a committee (the "Committee") of the Company's Board of Directors (the "Board"), consisting entirely of two or more persons who are "outside directors" within the meaning of Section 162(m) of the Code. The Committee is hereby vested with full powers of administration, subject only to the provisions set forth herein.

  The Committee shall hold its meetings at such times and places as it may determine, shall keep minutes of its meetings and shall adopt, amend or revoke such rules and procedures as it deems proper for the administration of this Plan; provided, however, that it shall take action only upon the agreement of a majority of the whole Committee. Any action that the Committee takes through a written instrument signed by a majority of its members shall be effective as though it had been taken at a meeting duly called and held. The Committee shall report all actions taken by it to the Board.

  The Committee shall have the full and final discretion and authority, subject to the provisions of the Plan, to grant awards pursuant to the Plan, to construe and interpret the Plan and to make all other determinations and take all other actions which it deems necessary or appropriate for the proper administration of the Plan. All such interpretations, actions and determinations shall be conclusively binding for all purposes and upon all persons.

  4. Eligibility. For each fiscal year of the Company, the participants entitled to share in the benefits of the Plan are persons who are "executive officers" of the Company, as such term is defined in Rule 3b-7 under the Securities Exchange Act of 1934, as amended (or any successor rule or regulation), or who are "covered employees" of the Company or its subsidiary or affiliated corporations under Section 162(m)(3) of the Code (collectively, "executives" or "participants"). An executive whose employment or service relationship with the Company is terminated for any reason prior to the end of any fiscal year of the Company will not be entitled to participate in the Plan or receive any benefits with respect to any later fiscal year, unless he or she again becomes eligible to participate in the Plan under the first sentence of this Section 4.

  5. Determination of Awards; Limitations on Amounts of Awards.

  5.1 Limitations on Amount of Awards. The maximum aggregate amount of bonuses to be awarded for each fiscal year of the Company under the Plan shall be 5% of the excess of the Company's EBDIT for such fiscal year over an amount (the "Floor Amount"), which shall be $450,000,000 for the fiscal year ending December 31, 1999, and for each later fiscal year unless the Committee, in its discretion, sets a different amount before the beginning of a later fiscal year or within the first 90 days of a later fiscal year, in which case such amount shall be the Floor Amount for such later fiscal year and shall remain the Floor Amount for following fiscal years unless and until the Committee, in its discretion, sets a different amount before the beginning of a later fiscal year or within the first 90 days of a later fiscal year. As used in the Plan, the term "EBDIT" means (a) operating income, plus (b) depreciation, amortization and all other non-cash expenses, plus (c) preopening and related promotional expenses, in each case determined on a consolidated basis in accordance with generally accepted accounting principles. The maximum award under the Plan for each fiscal year of the Company to any participant shall not exceed the lesser of (i) 50% of such participant's annual base salary in effect on the first day of such fiscal year, or, if such participant becomes eligible to participate in this Plan during such fiscal year, 50% of such participant's annual base salary in effect on the date such participant becomes eligible (the "Applicable Salary"), or (ii) $1,500,000.

  5.2 Determination of Amount of Individual Awards. For each fiscal year of the Company, each participant shall receive an award equal to the maximum aggregate amount of bonuses determined under Section 5.1, multiplied by a fraction, the numerator of which shall be the Applicable Salary of such participant, and the denominator of which shall be the aggregate amount of the Applicable Salaries of all participants. The Committee shall not have the discretion to increase, but shall have the discretion to decrease, any award determined in accordance with the Plan. The reduction in any participant's award for any fiscal year as a result of the Committee's exercise of such discretion shall not increase the amount of an award to any other participant (through reallocation of unutilized awards or otherwise) with respect to such fiscal year.

  6. Award Periods; Payment of Awards.

  6.1 Award Periods. All awards shall be made on the basis of the fiscal year of the Company.

  6.2 Committee Certifications. As a condition precedent to the payment of any award, the Committee shall certify, as soon as practicable following the end of the fiscal year of the Company, that the objective performance goal for the award has been satisfied and that the amount of the award is no greater than that dictated by the computation set forth in Section 5.2, and within the limitations set forth in the last sentence of Section 5.1. The Committee shall make such determination by means of a written resolution of the Committee that is maintained in the minute book of the Company.

  6.3 Payment of Awards. Awards under the Plan will be paid in cash reasonably promptly following the conclusion of each fiscal year of the Company and the certification of the Committee as set forth in Section 6.2. All awards under the Plan will be subject to withholding for applicable employment and income taxes.

  6.4 Termination of Employment. An award that would otherwise be payable to a participant who is not employed by the Company on the last day of a fiscal year shall be prorated based on active service during the fiscal year, or not paid, as follows:

                    Termination due to disability-prorated

         Retirement in accordance with the Company's policies-prorated

                                Death-prorated

 Voluntary or involuntary termination other than as specified above-no payment

  7. Nonassignment. The interest of any participant in the Plan is not assignable either by voluntary or involuntary assignment or operation of law (except that, in the event of death, earned and unpaid amounts shall be payable to the legal successor of a participant).

  8. Indemnification. No employee, member of the Committee or director of the Company will have any liability for any decision or action if made or done in good faith, nor for any error or miscalculation unless such error or miscalculation is the result of his or her fraud or deliberate disregard of any provisions of the Plan. The

Company will indemnify each director, member of the Committee and any employee acting in good faith pursuant to this Plan against any loss or expense arising therefrom.

  9. Amendment, Suspension or Termination. The Board may from time to time amend, suspend or terminate, in whole or in part, any or all the provisions of this Plan; provided, however, that no such action shall adversely affect the right of any participant with respect to any award of which he or she may have become entitled to payment hereunder prior to the effective date of such amendment, suspension or termination. In particular, but without limitation, the Board shall have the authority to amend or modify the Plan from time to time in order to reflect amendments to or regulations promulgated under
Section 162(m) of the Code. Notwithstanding the foregoing, in the event that any amendment or other modification of or to the Plan expands the class of persons eligible to participate as set forth in Section 4, raises the limits set forth in the last sentence of Section 5.1 or requires stockholder approval in order to continue the compliance of the Plan as a "performance-based" plan under Section 162(m) of the Code, such amendment or modification shall be contingent on the receipt of stockholder approval.

  10. Limitations; Participation in Other Plans. This Plan is not to be construed as constituting a contract of employment or for services. Nothing contained herein will affect or impair the Company's right to terminate the employment or other contract for services of a participant hereunder, or entitle a participant to receive any particular level of compensation. The Company's obligation hereunder to make awards merely constitutes the unsecured promise of the Company to make such awards from its general assets, and no participant hereunder will have any interest in, or a lien or prior claim upon, any property of the Company. Nothing herein nor the participation by any participant shall limit the ability of such participant to participate in any other compensatory plan or arrangement of the Company, or to receive a bonus from the Company other than under this Plan.

  11. Governing Law. The terms of this Plan will be governed by and construed in accordance with the laws of the State of Nevada, without regard to principles of conflict of laws.

  12. Term. This Plan shall continue in place until the fifth anniversary of the effective date, unless earlier terminated by the Board as provided in
Section 9. No awards shall be paid under the Plan unless and until the material terms (within the meaning of Section 162(m)(4)(C) of the Code) of the Plan are disclosed to the Company's stockholders and are approved by the stockholders by a majority of votes cast in person or by proxy.

                         MIRAGE RESORTS, INCORPORATED

              Proxy Solicited on Behalf of the Board of Directors
P
        The undersigned appoints George J. Mason and Melvin B. Wolzinger, and
R each of them, as Proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on
O the reverse, all the shares of Common Stock of Mirage Resorts, Incorporated held of record by the undersigned on April 12, 1999, at the
X Annual Meeting of Stockholders to be held on June 9, 1999 or any adjournment thereof.
Y
                         (Change of Address/Comments)

             ------------------------------------------------------

             ------------------------------------------------------

             ------------------------------------------------------

             ------------------------------------------------------


        You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendations.

                        ANNUAL MEETING OF STOCKHOLDERS

                                      of

                         MIRAGE RESORTS, INCORPORATED

                                 June 9, 1999

                        ------------------------------
                           PROXY VOTING INSTRUCTIONS
                        ------------------------------

TO VOTE BY MAIL
---------------
Please date, sign and mail your proxy card in the envelope provided as soon as possible.


TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
-------------------------------------------
Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.


TO VOTE BY INTERNET
-------------------
Please access the web page at "www.voteproxy.com" and follow the on-screen instructions. Have your control number available when you access the web page.


                                                     -----------------------
YOUR CONTROL NUMBER IS ---------------------->
                                                     -----------------------



                Please Detach and Mail in the Envelope Provided

--------------------------------------------------------------------------------------------------------------------------------
A [X] Please mark your
      votes as in this
      example using
      dark ink only.


                  FOR  WITHHELD                                                                            FOR   AGAINST   ABSTAIN
  1. Election of  [_]    [_]      Nominees: Elaine P. Wynn       2. Proposal to approve the 1999 Cash      [_]     [_]      [_]
     Directors                              Richard D. Bronson      Bonus Plan.

  For, except vote withheld from                                 3. Proposal to approve an amendment to    [_]     [_]      [_]
  the following nominee(s):                                         the Articles of Incorporation.

                                                                 4. Proposal to ratify the appointment of  [_]     [_]      [_]
                                                                    Arthur Andersen LLP as independent
                                                                    accountants for 1999.

                                                                 5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

SIGNATURE(S)____________________________________________________________________________ DATE: _____________________________________
Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, partnership or other entity, please sign in full entity name by authorized person.